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                           SUBSIDIARIES OF REGISTRANT
                                   EXHIBIT 21


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                                                                   Date and % of Voting Shares,
                                                                  Partnership Interests, Voting
                                                   Year &            Trust Certificates,
               Name & Address                    State Inc.          Capital Contributions               Description of Activity
               --------------                    ----------          ---------------------               -----------------------
Home Federal Savings Bank                         Federal                     6/29/94               Federally Chartered Stock
101 North Broadway                                Charter         HMN owns 100% of voting shares    Savings Bank
Spring Valley, MN  55975

    Osterud Insurance Agency, Inc.                                        Bank owns 100%            Offers credit life and annuity
    101 North Broadway                               MN                                             products to the Bank's customers
    Spring Valley, MN 55975                                                                         and others

    MSL Financial Corporation(1)                                          Bank owns 100%            Offered annuity products to
    101 North Broadway                               IA                                             Marshalltown Financial
    Spring Valley, MN 55975

Security Finance Corporation                                                 12/29/95               Corporation invests in
101 North Broadway                                   MN           HMN owns 100% of voting shares    securities and loans
Spring Valley, MN  55975

HMN Mortgage Services, Inc.                                                   7/08/96               Mortgage Banking/
7101 Northland Circle, Suite 105                     MN                  HMN owns 100% of           Brokerage Office
Brooklyn Park, MN 55427                                                   voting shares
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(1) MSL Financial Corporation was dissolved on April 30, 1999 and its assets and liabilities were transferred into the Bank.